Exhibit 1.1

Broadstone Net Lease, LLC

2.600% Senior Notes due 2031

Underwriting Agreement

September 10, 2021

J.P. Morgan Securities LLC,

Truist Securities, Inc., and

U.S. Bancorp Investments, Inc.

As Representatives of the

   several Underwriters listed

   in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Truist Securities, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

c/o U.S. Bancorp Investments, Inc.

214 N. Tryon St., 26th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

Broadstone Net Lease, LLC, a New York limited liability company and the operating partnership (the “Issuer”), and Broadstone Net Lease, Inc., a Maryland corporation (the “Guarantor,” and together with the Issuer, the “Transaction Parties”), confirm their agreement, on the terms and subject to the conditions set forth herein, that the Issuer will issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $375,000,000 principal amount of its 2.600% Senior Notes due 2031 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of September 15, 2021 (the “Base Indenture”) among the Transaction Parties and U.S. Bank National Association, as trustee (the “Trustee”), as amended by a Supplemental Indenture to be dated as of September 15, 2021 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Securities will be guaranteed on a senior basis by the Guarantor (the “Guarantee”).

Each of the Transaction Parties, jointly and severally, hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.    Registration Statement. The Transaction Parties have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File Nos. 333-257317 and 333-257317-01), including a prospectus, relating to the Securities and the Guarantee. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Transaction Parties have filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Transaction Parties had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated September 10, 2021 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex C hereto.

“Applicable Time” means 3:00 P.M., New York City time, on September 10, 2021.

2.    Purchase of the Securities. (a) Upon the basis of the warranties and representations herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to issue and sell the Securities to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.166% of the principal amount thereof plus accrued interest, if any, from September 15, 2021 to the Closing Date (as defined below).

(b)    The Transaction Parties understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Pricing Disclosure Package. The Transaction Parties acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

(c)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Transaction Parties to the Representatives in the case of the Securities, and closing will take place remotely by electronic exchange of documents and signatures at 10:00 A.M. New York City time on September 15, 2021, or at such other time or place on the same or such other date, not later than the third business day thereafter, as the Representatives and the Transaction Parties may agree upon in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date.”

Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the several Underwriters of one or more global notes representing the Securities (collectively, the “Global Note”) with any transfer taxes payable in connection with the sale of such Securities duly paid by the Issuer. The Global Note will be made available for inspection by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(d)    The Transaction Parties acknowledge and agree that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Transaction Parties with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Transaction Parties or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Transaction Parties or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Transaction Parties shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Transaction Parties with respect thereto. Any review by the Representatives and the other Underwriters of the Transaction Parties, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives and the other Underwriters and shall not be on behalf of the Transaction Parties.

3.    Representations and Warranties of the Transaction Parties. Each of the Transaction Parties, jointly and severally, represents and warrants to each Underwriter that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Parties in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Parties in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, neither of the Transaction Parties (including its agents and representatives, other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to or will prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities or relates to the Guarantee (each such communication by either of the Transaction Parties or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. As of its date, each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and did not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Parties make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Parties in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Transaction Parties. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against either of the Transaction Parties or related to the offering of the Securities or the issuance of the Guarantee has been initiated or, to the knowledge of the Transaction Parties, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Parties make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Parties in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Financial Statements. The financial statements (including the related notes thereto) of the Guarantor and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Guarantor and its consolidated subsidiaries and presents fairly the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g)    No Material Adverse Change. Since the date of the most recent financial statements of the Guarantor included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than, in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (1) the issuance of shares of Common Stock upon exercise of outstanding stock options and warrants, (2) the grant of options and awards under existing equity incentive plans, including the Broadstone Net Lease, Inc. 2020 Omnibus Equity and Incentive Plan, (3) the potential obligation of the Transaction Parties to pay additional earnout consideration in connection with the internalization transaction consummated in connection with the Guarantor’s initial public offering (the “Internalization”) and (4) any dividend or distribution of any kind contemplated, declared, set aside for payment, paid or made by either of the Transaction Parties on any class of its capital stock, in the case of the Guarantor, or on the membership units (“OP Units”) of the Issuer, non-controlling interests, short-term debt or long-term debt of the Transaction Parties or any of their respective subsidiaries, or other form of ownership interests, as applicable, or any material adverse change or any development involving a prospective material adverse change in or affecting the business, the real properties owned or leased by the Transaction Parties and their respective subsidiaries (collectively, the “Properties”), management, results of operations, financial condition or stockholders’ equity of the Transaction Parties and their subsidiaries taken as a whole; (ii) neither the Transaction Parties nor any of their respective subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Transaction Parties and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent (including off-balance sheet obligations), that is material to the Transaction Parties and their subsidiaries taken as a whole; and (iii) neither the Transaction Parties nor any of their respective subsidiaries has sustained any loss or interference with its business that is material to the Transaction Parties and their subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)    Organization and Good Standing of the Guarantor. The Guarantor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, Properties, management, financial position, stockholders’ equity or results of operations of the Transaction Parties and their subsidiaries taken as a whole or on the performance by the Transaction Parties of their obligations under this Agreement (a “Material Adverse Effect”).

(i)    Organization and Good Standing of Subsidiaries. Each significant subsidiary of the Guarantor (including, without limitation, the Issuer) has been duly organized or formed, as applicable, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all corporate, trust, partnership, limited liability company or similar power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, as described in the

Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. The Guarantor does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Guarantor’s Annual Report on Form 10-K for the most recently ended fiscal year and certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. The only “significant subsidiaries” of the Guarantor within the meaning of Section 1-02 of Regulation S-X promulgated under the Exchange Act are (1) the Issuer and (2) the Guarantor’s taxable REIT subsidiaries taken as a whole.

(j)    Capitalization. The Guarantor has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Guarantor have been duly and validly authorized and issued and, are fully paid and non-assessable, are not subject to any pre-emptive or similar rights and have been offered and sold in compliance with U.S. federal and applicable state securities laws; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Guarantor or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Guarantor or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, except the potential earnout consideration payable in connection with the Internalization; the capital stock of the Guarantor conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the issued and outstanding shares of capital stock or other equity interests of each subsidiary (including, without limitation, all of the issued and outstanding OP Units) owned, directly or indirectly, by the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are owned directly or indirectly by the Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)    Due Authorization. Each of the Transaction Parties has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (including the Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents, and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(l)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Parties.

(m)    The Indenture. The Indenture has been duly authorized by the Transaction Parties and on the Closing Date will be duly executed and delivered by the Transaction Parties and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Transaction Parties enforceable against the Transaction Parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(n)    The Securities and the Guarantee. The Securities to be issued and sold by the Issuer hereunder have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Guarantor and, when the Guarantee has been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o)    OP Agreement and Ownership of OP Units. The Second Amended and Restated Limited Liability Company Agreement of the Issuer (the “Operating Partnership Agreement”) is in full force and effect.

(p)    Description of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)    No Violation or Default. Neither of the Transaction Parties nor any of their respective subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Transaction Parties or any of their respective subsidiaries is a party or by which either of the Transaction Parties or any of their respective subsidiaries is bound or to which any property or asset of either of the Transaction Parties or any of their respective subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Guarantor and its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)    No Conflicts. The execution, delivery and performance by the Transaction Parties of each of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Guarantee, the compliance by the Transaction Parties with the terms of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of either of the Transaction Parties or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Transaction Parties or any of their respective subsidiaries is a party or by which either of the Transaction Parties or any of their respective subsidiaries is bound or to which any property, right or asset of either of the Transaction Parties or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of either of the Transaction Parties or any of their respective subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Transaction Parties of any of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Guarantee, the compliance by the Transaction Parties with the terms of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities and the Guarantee under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Securities and the Guarantee by the Underwriters.

(t)    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which either of the Transaction Parties or any of their respective subsidiaries is or may be a party or to which any property of either of the Transaction Parties or any of their respective subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the either of the Transaction Parties or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of either of the Transaction Parties, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration

Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u)    Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Guarantor and its subsidiaries, is an independent registered public accounting firm with respect to the Transaction Parties within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)    Title to Real and Personal Property. (i) The Transaction Parties and their subsidiaries have good and marketable fee simple title to, or leasehold interest under a lease in, the Properties, in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind other than those that (A) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Transaction Parties and any of their respective subsidiaries; (ii) except as would not, singly or in the aggregate, result in a Material Adverse Effect, each of the leases under which a Transaction Party or one of its subsidiaries is a tenant relating to a Property are in full force and effect, and (A) no default or event of default has occurred under any such lease with respect to such Property and none of the Transaction Parties or any of their respective subsidiaries has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such lease and (B) none of the Transaction Parties or any of their respective subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Parties or any of their respective subsidiaries under any of the leases mentioned above, or affecting or questioning the rights of the Transaction Parties and any of their respective subsidiaries to the continued possession of the leased premises under any such lease; (iii) except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no tenant under any of the leases of the Properties to which a Transaction Party or any of its subsidiaries is a party (as a landlord) (the “Leases”) has a right of first refusal or an option to purchase any Property, which, if exercised, would reasonably be expected to have a Material Adverse Effect; (iv) the Transaction Parties have no actual knowledge that any Property fails to comply with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such Property), except for such failures to comply that would not, singly or in the aggregate, result in a Material Adverse Effect; (v) no mortgage or deed of trust encumbering any Property is convertible into ownership interests in a Transaction Party or any of its subsidiaries; and (vi) none of the Transaction Parties or any of their respective subsidiaries or, to the knowledge of either of the Transaction Parties and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any lessee under a Lease is in default under any of the Leases and none of the Transaction Parties or any of their respective subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of the Leases, except, in each case, for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

(w)    Intellectual Property. (i) The Transaction Parties and their respective subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) to the knowledge of either of the Transaction Parties, the Transaction Parties’ and their respective subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Transaction Parties and their respective subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of either of the Transaction Parties, the Intellectual Property of the Transaction Parties and their respective subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(x)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among either of the Transaction Parties or any of their subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Transaction Parties or any of their subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(y)    Investment Company Act. Neither of the Transaction Parties is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)    Taxes. The Transaction Parties and their subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for any taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, or where the failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse

Effect, there is no tax deficiency that has been asserted in writing against the Transaction Parties or any of their respective subsidiaries or any of their respective properties or assets.

(aa)    Licenses and Permits. The Transaction Parties and their respective subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither of the Transaction Parties nor any of their respective subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has actual knowledge that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)    No Labor Disputes. No labor disturbance by or dispute with employees of the Transaction Parties or any of their respective subsidiaries exists or, to the knowledge of either of the Transaction Parties, is contemplated or threatened, and neither of the Transaction Parties are aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(cc)    Certain Environmental Matters. Except as described in the Pricing Disclosure Package and the Prospectus, (i) the Transaction Parties and their respective subsidiaries (x) are in compliance with all applicable federal, state, local and foreign laws (including common law), rules, regulations, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety (as it relates to exposure to hazardous or toxic substances), the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received written notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) to the knowledge of either of the Transaction Parties, there are no costs or liabilities arising under Environmental Laws of or relating to the Transaction Parties or their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure

Package and the Prospectus, (x) there is no proceeding involving potential monetary sanctions that is pending, or that is known to be contemplated, against the Transaction Parties or their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Transaction Parties and their respective subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Transaction Parties and their respective subsidiaries and (z) none of the Transaction Parties or their respective subsidiaries anticipates that material capital expenditures for environmental control facilities will be required in the current or succeeding fiscal years or in any further periods as may be material.

(dd)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Guarantor or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Guarantor within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Guarantor under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any “benefit plan investor” within the meaning of the Department of Labor regulation at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (iv) none of the Guarantor or any member of its Controlled Group (A) has any liability under Title IV of ERISA or (B) sponsors, maintains or contributes to any Plan, or has any obligation to sponsor, maintain or contribute to any Plan, except in each case with respect to the events or conditions set forth in (i) through (iv) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)    Disclosure Controls. The Guarantor and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the applicable requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Guarantor’s management as appropriate to allow timely decisions regarding required disclosure. The Guarantor and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff)    Accounting Controls. The Guarantor and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that is designed to comply with the applicable requirements of the Exchange Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Guarantor and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Guarantor’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Guarantor’s internal controls. The Guarantor’s auditors and the Audit Committee of the Board of Directors of the Guarantor have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Transaction Parties’ ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Guarantor’s internal controls over financial reporting.

(gg)    Insurance. The Transaction Parties and their subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks adequate, in the reasonable judgment of the Transaction Parties, to protect the Transaction Parties and their subsidiaries and their respective businesses and that are customary for the businesses in which they are engaged; and neither the Transaction Parties nor their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(hh)    Cybersecurity; Data Protection. The Transaction Parties and their subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Transaction Parties and their subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Transaction Parties and their subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of either of the Transaction Parties, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost, liability or obligation, nor any incidents under internal review or investigations relating to the same. The Transaction Parties and their subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ii)    No Unlawful Payments. Neither of the Transaction Parties nor any of their respective subsidiaries nor any director or officer of the Transaction Parties or any of their respective subsidiaries nor, to the knowledge of either of the Transaction Parties, or any employee of the Transaction Parties or any of their respective subsidiaries, any agent, affiliate or other person associated with or acting on behalf of the Transaction Parties or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Guarantor and its subsidiaries will not use, directly or indirectly, the proceeds of the offering of the Securities hereunder in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit in violation of any applicable anti-bribery or anti-

corruption laws. The Transaction Parties and their subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(jj)    Compliance with Anti-Money Laundering Laws. The operations of the Transaction Parties and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Transaction Parties or any of their subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Parties or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of either of the Transaction Parties, threatened.

(kk)    No Conflicts with Sanctions Laws. Neither the Transaction Parties nor any of their respective subsidiaries nor any director or officer of the Transaction Parties or any of their respective subsidiaries nor, to the knowledge of either of the Transaction Parties, any employee of the Transaction Parties or any of their respective subsidiaries, any agent, affiliate or other person associated with or acting on behalf of the Transaction Parties or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is either of the Transaction Parties or any of their subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and neither the Issuer nor the Guarantor will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Transaction Parties and their subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll)    No Restrictions on Subsidiaries. No subsidiary of the Guarantor (including the Issuer) is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Issuer or the Guarantor, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Issuer or the Guarantor any loans or advances to such subsidiary from the Issuer or the Guarantor or from transferring any of such subsidiary’s properties or assets to the Issuer or the Guarantor or any other subsidiary of the Issuer or the Guarantor.

(mm)    No Broker’s Fees. Neither of the Transaction Parties nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(nn)    No Registration Rights. Except for that certain Registration Rights Agreement, dated February 7, 2020, among the Guarantor, the Trident Owners, and the Founding Owners, no person has the right to require either of the Transaction Parties or their respective subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(oo)    No Stabilization. Neither of the Transaction Parties nor any of their respective subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(pp)    Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuer as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq)    Statistical and Market Data. Nothing has come to the attention of the Transaction Parties that has caused either of the Transaction Parties to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(rr)    Sarbanes-Oxley Act. There is and has been no failure on the part of either of the Transaction Parties or any of their respective directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with which the Guarantor is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Issuer or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Issuer was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Issuer has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(tt)    Accurate Disclosure. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities” and insofar as they purport to constitute a summary of the terms of the Securities, the Guarantee and the Indenture, and under the captions “Restrictions on Ownership” and “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, and subject to the limitations, qualifications and assumptions set forth therein, are accurate, complete and fair in all material respects.

(uu)    Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2008, the Guarantor has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code, and its form of organization and proposed method of operation, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken or are planned to be taken (or not taken which are required to be taken) which would cause such qualification or method of taxation to be lost. Each of the Guarantor’s corporate subsidiaries that has elected, together with the Guarantor, to be a taxable REIT subsidiary of the Guarantor is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and no actions have been taken or are planned to be taken (or not taken which are required to be taken) which would cause such qualification to be lost. Each of the Guarantor’s subsidiaries that is not a “taxable REIT subsidiary” of the Guarantor is a disregarded entity or a partnership for U.S. federal income tax purposes. All statements regarding the Guarantor’s qualification and taxation as a REIT and descriptions of the Guarantor’s organization and proposed method of operation set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus are accurate in all material respects.

4.    Further Agreements of the Transaction Parties. Each of the Transaction Parties jointly and severally covenants and agrees with each Underwriter that:

(a)    Required Filings. The Transaction Parties will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Transaction Parties will file promptly all reports and any definitive proxy or information statements required to be filed by them with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Transaction Parties will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Transaction Parties will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)    Delivery of Copies. The Transaction Parties will deliver, upon request and without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Transaction Parties will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.

(d)    Notice to the Representatives. The Transaction Parties will advise the Representatives promptly, and confirm such advice in writing (which may be by electronic mail), (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by either of the Transaction Parties of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by either of the Transaction Parties of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or, to the knowledge of either of the Transaction Parties the initiation or, threatening of any proceeding for such purpose; and each of the Transaction Parties will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Transaction Parties will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Transaction Parties will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)    Blue Sky Compliance. If required by applicable law, the Transaction Parties will qualify the Securities and the Guarantee for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither of the Transaction Parties shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in respect of doing business in any such jurisdiction if it is not otherwise so subject.

(g)    Earning Statement. The Guarantor will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Guarantor occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)    Clear Market. During the period from the date hereof through and including the Closing Date, neither Transaction Party will offer, sell, contract to sell, or otherwise dispose of any debt securities issued or guaranteed by either of the Transaction Parties and having a tenor of more than one year without the prior written consent of the Representatives, other than the Securities to be sold hereunder.

(i)    Use of Proceeds. The Issuer will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j)    No Stabilization. Neither of the Transaction Parties nor any of their respective subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k)    Reports. During the period ending five years following the date of this Agreement, so long as the Securities are outstanding, the Transaction Parties will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Transaction Parties will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(l)    Record Retention. The Issuer will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)    Real Estate Investment Trust. The Guarantor will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and its subsequent taxable years, unless the Guarantor’s Board of Directors determines in good faith that it is no longer in the best interest of the Guarantor and its stockholders to so qualify.

5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)    It has not used, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Guarantor and not incorporated by reference into the Registration Statement and any press release issued by the Guarantor) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Guarantor in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex C hereto without the consent of the Transaction Parties.

(b)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Guarantor if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Transaction Parties of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    Representations and Warranties. The representations and warranties of the Transaction Parties contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Transaction Parties and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing.

(c)    No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities, convertible securities or preferred stock issued or guaranteed by either of the Transaction Parties or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Guarantor or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)    No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)    Officer’s Certificate. The Representatives shall have received on and as of the Closing Date, a certificate of the chief financial officer or chief accounting officer of the Guarantor and one additional senior executive officer of the Guarantor who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Transaction Parties in this Agreement are true and correct and that each Transaction Party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)    Comfort Letters. (i) On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Guarantor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, the Board of Directors of the Guarantor, and the Board of Managers of the Issuer, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than two business days prior to the Closing Date.

(ii) On the date of this Agreement and on the Closing Date, the Transaction Parties shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of the Guarantor’s chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g)    Opinion and 10b-5 Statement of Counsel for the Transaction Parties. Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Transaction Parties, shall have furnished to the Representatives, at the request of the Transaction Parties, their written opinions and 10b-5 statement, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B-1 and Annex B-2 hereto.

(h)    Opinion of Maryland Counsel for the Transaction Parties. Ballard Spahr LLP, Maryland counsel for the Transaction Parties, shall have furnished to the Representatives, at the request of the Transaction Parties, their written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B-3 hereto.

(i)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date, an opinion and 10b-5 statement, addressed to the Underwriters, of Clifford Chance US LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)    No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities and the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities and the Guarantee.

(k)    Good Standing. The Representatives shall have received on and as of the Closing Date, satisfactory evidence of the good standing of the Transaction Parties and the subsidiaries listed in Schedule 2 hereto in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)    Indenture and Securities. The Indenture shall have been duly executed and delivered by duly authorized officers of each of the Transaction Parties and the Trustee, and the Securities and the Guarantee shall have been duly executed and delivered by a duly authorized officer of the Issuer and the Guarantor, respectively, and duly authenticated by the Trustee.

(m)    Additional Documents. On or prior to the Closing Date, the Transaction Parties shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters by the Transaction Parties. Each of the Transaction Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Transaction Parties in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(c)    Indemnification of the Transaction Parties. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Transaction Parties, the Guarantor’s directors, the Guarantor’s officers who signed the Registration Statement and each person, if any, who controls either of the Transaction Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Transaction Parties in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter under the caption “Underwriting”: (i) the names of the Underwriters and their respective participation in the sale of the Securities, (ii) the concession figure appearing in the fifth paragraph thereunder and (iii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the tenth, eleventh and twelfth paragraphs thereunder.

(d)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable and documented fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Transaction Parties, the Guarantor’s directors, the Guarantor’s officers who signed the Registration Statement and any control persons of either of the Transaction Parties shall be designated in writing by the Guarantor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)    Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Parties, on the one hand, and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Transaction Parties, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Parties, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Transaction Parties from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Transaction Parties, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)    Limitation on Liability. The Transaction Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(g)    Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Transaction Parties, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by the NYSE or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.    Defaulting Underwriter.

(a)    If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Transaction Parties on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Transaction Parties shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Transaction Parties may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Transaction Parties or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Transaction Parties agree to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Transaction Parties as provided in paragraph (a) above, the aggregate principal amount of such Securities that remain unpurchased on the Closing Date, does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased on such date, then the Transaction Parties shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Transaction Parties as provided in paragraph (a) above, the aggregate principal amount of such Securities that remain unpurchased on the Closing Date, exceeds one-eleventh of the aggregate principal amount of Securities to be purchased on such date, or if the Transaction Parties shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Transaction Parties, except that the Transaction Parties will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Transaction Parties or any non-defaulting Underwriter for damages caused by its default.

11.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, each of the Transaction Parties, jointly and severally, will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and the Guarantee and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Transaction Parties’ counsel and independent accountants; (iv) up to $5,000 of the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable and documented related fees and expenses of counsel for the Underwriters); (v) any fees charged by rating agencies for rating the Securities; (vi) the filing fees and all expenses incurred by the Underwriters in connection with any filing with, and clearance of the offering by, FINRA, including the fees and expenses of counsel for the Underwriters in an amount up to $30,000; (vii) all expenses incurred by the Transaction Parties in connection with any “road show” presentation to potential investors (1) any travel expenses of the Transaction Parties’ officers and employees and (2) any other expenses of the Transaction Parties; and (viii) all fees and expenses of the Trustee and its counsel. It is understood, however, that, except as otherwise provided in this Section 11, the Underwriters will pay all fees and expenses of counsel for the Underwriters.

(b)    If (i) this Agreement is terminated pursuant to Section 9, (ii) the Transaction Parties for any reason fail to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, each of the Transaction Parties, jointly and severally, agrees to reimburse the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the fees and expenses of their external counsel but not in-house counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Transaction Parties and the Underwriters contained in this Agreement or made by or on behalf of the Transaction Parties or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Transaction Parties or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Transaction Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.    Miscellaneous.

(a)    Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC, Truist Securities, Inc., and U.S. Bancorp Investments, Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC Truist Securities, Inc., and U.S. Bancorp Investments, Inc. shall be binding upon the Underwriters.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 270-1063); Attention: Legal Department; Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326; and U.S. Bancorp Investments, Inc. 214 N. Tryon St., 26th Floor Charlotte, NC 28202. Notices to the Transaction Parties shall be given to them c/o Broadstone Net Lease, Inc., 800 Clinton Square, Rochester, New York, 14604 (e-mail: john.callan@broadstone.com); Attention: John D. Callan Jr., Senior Vice President & General Counsel.

(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)    Submission to Jurisdiction. Each of the Transaction Parties hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Transaction Parties waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Transaction Parties agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Transaction Parties and may be enforced in any court to the jurisdiction of which the Transaction Party is subject by a suit upon such judgment.

(e)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)    Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by e-mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or facsimile transmission shall constitute valid and sufficient delivery thereof.

(h)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BROADSTONE NET LEASE, INC.

By:	/s/ Christopher J. Czarnecki
Name: Christopher J. Czarnecki
Title: Chief Executive Officer

BROADSTONE NET LEASE, LLC
By:	Broadstone Net Lease, Inc.,
its Managing Member

By:	/s/ Christopher J. Czarnecki
Name: Christopher J. Czarnecki
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:	/s/ Steven L. Sheiner
	Name:	Steven L. Sheiner
	Title:	Executive Director

TRUIST SECURITIES, INC.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:	/s/ Robert Nordlinger
	Name:	Robert Nordlinger
	Title:	Director

U.S. BANCORP INVESTMENTS, INC.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:	/s/ Charles P. Carpenter
	Name:	Charles P. Carpenter
	Title:	Director

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of Securities
J.P. Morgan Securities LLC	$90,000,000
U.S. Bancorp Investments, Inc.	$60,000,000
Truist Securities, Inc.	$60,000,000
BMO Capital Markets Corp.	$37,500,000
Goldman Sachs & Co. LLC	$37,500,000
M&T Securities, Inc.	$22,500,000
Morgan Stanley & Co. LLC	$22,500,000
Capital One Securities, Inc.	$11,250,000
KeyBanc Capital Markets Inc.	$11,250,000
Regions Securities LLC	$11,250,000
TD Securities (USA) LLC	$11,250,000

Total	$375,000,000

Sch. 1-1

Schedule 2

Subsidiaries of the Guarantor

Broadstone Net Lease TRS, LLC

Sch. 2-1

Annex A

(a) Pricing Disclosure Package

Preliminary Prospectus dated September 10, 2021 and the information set forth in (b) below.

(b) Pricing Term Sheet, dated September 10, 2021, substantially in the form of Annex C

Annex A-1

Annex B-1

[Form of Opinion of Counsel for the Transaction Parties]

Annex B-1-1

Annex B-2

[Form of Tax Opinion of Counsel for the Transaction Parties]

Annex B-2-1

Annex B-3

[Form of Opinion of Maryland Counsel for the Guarantor]

Annex B-3-1

Annex C

Filed Pursuant to Rule 433

Registration Statement Nos. 333-257317 and

333-257317-01

Relating to Preliminary Prospectus Supplement dated September 10, 2021 to Prospectus dated June 23, 2021

Pricing Term Sheet

Broadstone Net Lease, LLC

$375 million 2.600% Senior Notes due 2031

September 10, 2021

Issuer:	Broadstone Net Lease, LLC

State of Formation:	New York

Guarantor:	Broadstone Net Lease, Inc.

Expected Ratings*	[Intentionally Omitted]

Security:	2.600% Senior Notes due 2031

Aggregate Principal Amount:	$375,000,000

Maturity Date:	September 15, 2031

Interest Rate:	2.600% per annum

Interest Payment Dates:	March 15 and September 15, commencing March 15, 2022

Price to Public:	99.816% of the aggregate principal amount

Yield to Maturity:	2.621%

Benchmark Treasury:	UST 1.250% due August 15, 2031

Spread to Benchmark Treasury:	T + 128 basis points

Benchmark Treasury Price / Yield:	99-05 / 1.341%

Optional Redemption:	Prior to June 15, 2031 (three months prior to the Maturity Date of the Notes), “make-whole” redemption at the Adjusted Treasury Rate (as defined) plus 20 basis points (calculated as though the actual Maturity Date of the Notes was June 15, 2031), plus accrued and unpaid interest to, but not including, the redemption date. On and after

Annex C-1

June 15, 2031 (three months prior to the Maturity Date of the Notes), at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date. See the preliminary prospectus supplement for the definition of “Adjusted Treasury Rate” and for further terms and provisions applicable to optional redemption and the calculation of the redemption price.

Trade Date:	September 10, 2021

Settlement Date:	September 15, 2021 (T+3); under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the date that is two business days preceding the settlement date will be required, by virtue of the fact that the Notes initially settle in T+3 to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes during such period should consult their advisors.

CUSIP / ISIN:	11135EAA2 / US11135EAA29

Minimum denomination	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers	J.P. Morgan Securities LLC Truist Securities, Inc. U.S. Bancorp Investments, Inc. BMO Capital Markets Corp. Goldman Sachs & Co. LLC M&T Securities, Inc Morgan Stanley & Co. LLC

Co-Managers	Capital One Securities, Inc. KeyBanc Capital Markets Inc. Regions Securities LLC TD Securities (USA) LLC

*

A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time. Each of the ratings above should be evaluated independently of any other security rating.

Annex C-2

The issuer and guarantor have filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the issuer and guarantor have filed with the SEC for more complete information about the issuer and guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, the guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: J.P. Morgan Securities LLC collect at 1-212-834-4533; Truist Securities, Inc. toll-free at 1-800-685-4786; or U.S. Bancorp Investments, Inc. toll-free at (877) 558-2607.

Annex C-3